Exhibit 10.2
$300,000,000 INCREMENTAL REVOLVING CREDIT FACILITY
AMENDMENT NO. 4 AND ASSUMPTION AGREEMENT
Dated as of November 5, 2009 among
TD AMERITRADE HOLDING CORPORATION
as Borrower
and
CERTAIN SUBSIDIARIES THEREOF
as Guarantors
THE LENDERS, EACH ISSUING BANK AND
SWING LINE BANK NAMED HEREIN
as Lenders, Issuing Bank and Swing Line Bank
and
THE BANK OF NEW YORK MELLON
as Administrative Agent and as Syndications Agent
and
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
WELLS FARGO BANK, N.A.
as Co-Lead Arrangers

AMENDMENT NO. 4 AND ASSUMPTION AGREEMENT
Dated as of November 5, 2009
          AMENDMENT NO. 4 AND ASSUMPTION AGREEMENT (this “Agreement”) among TD AMERITRADE Holding Corporation, a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and The Bank of New York Mellon, as the administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and as the Swing Line Bank and an Issuing Bank.
          PRELIMINARY STATEMENTS:
          (1) The Borrower, the Guarantors, the Administrative Agent and the other agents and lenders named therein have entered into a Credit Agreement dated as of January 23, 2006 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement.
          (2) The Borrower, the Increasing Lenders (as hereinafter defined), each Issuing Bank, the Swing Line Bank and the Administrative Agent have agreed to enter into this Agreement in order to (a) effectuate an Incremental Revolving Credit Facility (the “Facility”) in accordance with Section 2.17 of the Credit Agreement and (b) subsequently, upon the Restatement Effective Date (as hereinafter defined), amend and restate the Credit Agreement in full to read as set forth in Exhibit A hereto.
          SECTION 1. Commitment Increase. Pursuant to Section 2.17 of the Credit Agreement:
          (a) Subject to the satisfaction of the conditions precedent set forth in Section 4(a), on the Incremental Revolver Date (as hereinafter defined), each Lender listed on the signature pages hereof (each, an “Increasing Lender”) shall (i) if such Increasing Lender is a Lender under the Credit Agreement before giving effect to this Agreement, increase its existing Revolving Credit Commitment to the amount set forth on such Lender’s signature page hereto and (ii) if such Increasing Lender is not a Lender under the Credit Agreement before giving effect to this Agreement (such Increasing Lender, an “Assuming Lender”), hereby make a Revolving Credit Commitment under the Credit Agreement as of the date hereof equal to the amount set forth on such Assuming Lender’s signature page hereto.
          (b) As of the Incremental Revolver Date and immediately after giving effect to the effectiveness of the Facility, the aggregate Revolving Credit Commitments shall be $300,000,000.
          SECTION 2. Amendments to the Credit Agreement. Pursuant to Section 2.17 of the Credit Agreement, subject to the satisfaction of the conditions precedent set forth in Section 4(a), effective as of the Incremental Revolver Date:
          (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions therein in appropriate alphabetical order:
     “Applicable Percentage” means, as of the Incremental Revolver Date, 0.375% per annum, and as of any other date, a percentage per annum determined by reference to the Public Debt Ratings in effect on such date as set forth below:

Public Debt Ratings
S&P/Moody’s	Applicable Percentage
Level I A/A2 or above	0.225%
Level II A-/A3 or above but below A/A2	0.300%
Level III BBB+/Baa1 or above but below A-/A3	0.375%
Level IV BBB/Baa2 or above but below BBB+/Baa1	0.500%
Level V BBB-/Baa3 or above but below BBB/Baa2	0.625%
Level VI Below BBB-/Baa3 or unrated	0.750%
     “Incremental Revolver Agreement” means the Amendment No. 4 and Assumption Agreement dated as of November 5, 2009 among the Borrower, the Guarantors party hereto, the banks, financial institutions and other institutional lenders parties thereto, the Swing Line Bank, each Issuing Bank and the Administrative Agent, as amended.
     “Incremental Revolver Date” has the meaning specified in the Incremental Revolver Agreement.
     “Incremental Revolver Letters of Credit” means the Letters of Credit, if any, outstanding as of the Incremental Revolver Date.
     “Public Debt Rating” means, as of any date, any of the Moody’s Rating or S&P Rating. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level VI under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, and if (i) such ratings shall not be apart by more than one level, the Applicable Margin and the Applicable Percentage shall be based upon the higher of such ratings or (ii) otherwise, the Applicable Margin and the Applicable Percentage shall be based upon the level that is immediately higher than the lower of such ratings; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

          (b) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended in full to read as follows:
     “Applicable Margin” means (a) in respect of the Term A Facility, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

Leverage Ratio	Base Rate Advances	Eurodollar Rate Advances
Level I 1.75 : 1.0 or greater	0.50%	1.50%
Level II 1.0 : 1.0 or greater, but less than 1.75 : 1.0	0.25%	1.25%
Level III less than 1.0 : 1.0	0.00%	1.00%
, (b) in respect of the Revolving Credit Facility, (i) on the Incremental Revolver Date, 1.50% per annum for Base Rate Advances and 2.50% for Eurodollar Rate Advances and (ii) thereafter, a percentage per annum determined by reference to the Public Debt Ratings in effect on such date as set forth below:

Public Debt Ratings
S&P/Moody’s	Base Rate Advances	Eurodollar Rate Advances
Level I A/A2 or above	1.00%	2.00%
Level II A-/A3 or above but below A/A2	1.25%	2.25%
Level III BBB+/Baa1 or above but below A-/A3	1.50%	2.50%
Level IV BBB/Baa2 or above but below BBB+/Baa1	2.00%	3.00%
Level V BBB-/Baa3 or above but below BBB/Baa2	2.50%	3.50%
Level VI Below BBB-/Baa3 or unrated	3.00%	4.00%
, (c) in respect of the Swing Line Facility, (i) the percentage per annum applicable to Base Rate Advances in respect of the Revolving Credit Facility or (ii) such other rate as shall be agreed upon between the Borrower and the Swing Line Bank and (d) in respect of the Term B Facility, 0.50% per annum for Base Rate Advances and 1.50% per annum for Eurodollar Rate Advances.
For any time after the date of delivery of quarterly financials for the fiscal quarter ending June 30, 2006 pursuant to Section 5.03(c), the Applicable Margin for each Base Rate Advance in respect of the Term A Facility shall be determined by reference to the Leverage Ratio in effect on the last day of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.03(b) or (c), as applicable, and the Applicable Margin for each Eurodollar Rate Advance in respect of the Term A Facility shall be determined by reference to the Leverage Ratio in effect on the last day of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.03(b) or (c), as applicable; provided, however, that (A) no change in the Applicable Margin (in the case of the Term A Facility) shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such Leverage Ratio and (B) the Applicable Margin shall be at Level I (in the case of the Term A Facility) for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.
          (c) The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended in full to read as follows:
     “Base Rate” means, (a) in respect of the Term A Facility and the Term B Facility, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:
     (i) the rate of interest announced publicly by the Administrative Agent in New York, New York, from time to time, as the Administrative Agent’s prime rate; and
     (ii) 1/2 of 1% per annum above the Federal Funds Rate; and
     (b) in respect of the Revolving Credit Facility, the Letter of Credit Facility and the Swing Line Facility, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall on any day be equal to the highest of:
     (i) the rate of interest announced publicly by the Administrative Agent in New York, New York, from time to time, as the Administrative Agent’s prime rate;
     (ii) 1/2 of 1% per annum above the Federal Funds Rate; and
     (iii) 1% plus the Eurodollar Rate for a one-month Interest Period commencing on such day that would apply to the applicable Base Rate Advance if such Base Rate Advance were a Eurodollar Rate Advance.
          (d) The definition of “Lenders” in Section 1.01 of the Credit Agreement is hereby amended in full to read as follows:
     “Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 2.17 or 9.07 or the Incremental Revolver Agreement for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.
          (e) The definition of “Letter of Credit Facility” in Section 1.01 of the Credit Agreement is hereby amended in full to read as follows:
     “Letter of Credit Facility” means, at any time, an amount equal to the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time as such amount may be reduced at or prior to such time pursuant to Section 2.05. After giving effect to the Incremental Revolver

Agreement, the Letter of Credit Facility as of the Incremental Revolver Date shall be $75,000,000.
          (f) The definition of “Revolving Credit Commitment” in Section 1.01 of the Credit Agreement is hereby amended in full to read as follows:
     “Revolving Credit Commitment” means, (a) with respect to any Revolving Credit Lender at any time prior to giving effect to the Incremental Revolving Credit Facility effectuated by the Incremental Revolver Agreement, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Revolving Credit Commitment” or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Revolving Credit Commitment,” as such amount may be reduced at or prior to such time pursuant to Section 2.05 and (b) with respect to any Revolving Credit Lender at any time after giving effect to the Incremental Revolving Credit Facility effectuated by the Incremental Revolver Agreement, the amount set forth on such Lender’s signature page to the Incremental Revolver Agreement or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Revolving Credit Commitment,” as such amount may be reduced at or prior to such time pursuant to Section 2.05.
          (g) The definition of “Swing Line Facility” in Section 1.01 of the Credit Agreement is hereby amended in full to read as follows:
     “Swing Line Facility” means, at any time, an amount equal to the amount of the Swing Line Bank’s Swing Line Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05. After giving effect to the Incremental Revolver Agreement, the Swing Line Facility as of the Incremental Revolver Date shall be $50,000,000.
          (h) The definition of “Termination Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing “December 31, 2010” appearing in clause (b)(i) thereof with “December 31, 2012”.
          (i) Section 2.01(e) is hereby amended by adding immediately after the end of the first sentence therein the following new sentence:
“Each Issuing Bank, the Revolving Credit Lenders and the Borrower agree that effective as of the Incremental Revolver Date, the Incremental Revolver Letters of Credit shall be deemed to have been issued under the Incremental Revolving Credit Facility effectuated by the Incremental Revolver Agreement and the Revolving Credit Lenders under such Incremental Revolving Credit Facility shall be deemed to have assumed the rights and obligations under the Loan Documents in respect of the Incremental Revolver Letters of Credit of the Persons that were Revolving Credit Lenders before giving effect to the Incremental Revolving Credit Facility.”
          (j) Section 2.07(a)(ii) of the Credit Agreement is hereby amended in full to read as follows:
     “(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) (1) in the case of a Term A Advance, the Applicable Margin in effect on the last day (subject to the last proviso to the definition “Applicable Margin”) of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.03(b) or (c), as applicable, or (2) in the case of a Term B Advance or a Revolving Credit Advance, the Applicable Margin in effect from time to time, in each case payable in arrears (x) on the last Business Day of such Interest Period, (y) if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and (z) on the date such Eurodollar Rate Advance shall be Converted or paid in full.”
          (k) Section 2.08(a) of the Credit Agreement is hereby amended in full to read as follows:
“(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, (i) from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Incremental Revolver Date, payable in arrears quarterly on the last Business Day of each fiscal quarter of the Borrower ending in March, June, September and December, commencing on March 31, 2006, and on the Incremental Revolver Date, at the rate of 0.375% per annum on the average daily Unused Revolving Credit Commitment of such Lender during such quarter and (ii) from the Incremental Revolver Date in the case of each Lender party to the Incremental Revolver Agreement and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender thereafter in the case of each other Lender until the Termination Date in respect of the Revolving Credit Facility, payable in arrears quarterly on the last Business Day of each fiscal quarter of the Borrower ending in March, June, September and December, commencing on December 31, 2009, and on the Termination Date, at the Applicable Percentage in effect from time to time on the average daily Unused Revolving Credit Commitment of such Lender during such quarter; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.”
          SECTION 3. Amendment and Restatement of the Credit Agreement; Release of Collateral. Subject to the satisfaction of the conditions precedent set forth in Section 4(b), effective as of the Restatement Effective Date:
          (a) The Credit Agreement shall be amended and restated in its entirety to read as set forth in Exhibit A hereto (as so amended and restated, the “Amended and Restated Credit Agreement”) and all signature pages to the Amended and Restated Credit Agreement held by the Administrative Agent pursuant to Section 4(a)(ii) shall be released, in each case, without any further action of any party hereto; provided, that the Administrative Agent is hereby authorized to, and shall, upon the occurrence of the Restatement Effective Date, complete the Amended and Restated Credit Agreement by inserting the Restatement Effective Date as the date thereof and attaching all exhibits and schedules thereto (such completion to be evidenced by distribution of such completed Amended and Restated Credit Agreement to the Borrower via electronic mail and to the Lenders via the Platform on the Restatement Effective Date in accordance with Section 9.02 of the Amended and Restated Credit Agreement).
          (b) All of the Collateral shall be released from the assignment and security interest granted under the Collateral Documents, each Guarantor that is not a Significant Subsidiary as defined in Exhibit A hereto shall be released from the Guaranty (provided that for the avoidance of doubt, no Broker-Dealer Subsidiary or CFC or any direct or indirect Subsidiary of a Broker-Dealer Subsidiary or CFC shall be a Guarantor under and as defined in the Amended and Restated Credit Agreement), and the Administrative Agent and the Collateral Agent shall (and are authorized by the Increasing Lenders to), at the Borrower’s expense, execute and deliver to the Loan Parties such documents as the Loan Parties may reasonably request to evidence such release, together with all original stock certificates or other collateral held by the Administrative Agent and/or the Collateral Agent that are subject to such release.
          SECTION 4. Conditions to Effectiveness. (a) Sections 1 and 2 of this Agreement shall become effective as of the date (the “Incremental Revolver Date”) on which the following items have been received by the Administrative Agent:
          (i) (A) Counterparts of this Agreement executed by each Loan Party, the Administrative Agent, the Collateral Agent, each Issuing Bank, the Swing Line Bank and the Increasing Lenders or, as to any of the Increasing Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Agreement and (B) any Revolving Credit Note payable to the order of any Revolving Credit Lender party hereto requesting the same pursuant to the terms of Section 2.16 of the Credit Agreement;
          (ii) Counterparts to the Amended and Restated Credit Agreement executed by each party thereto (such counterparts to be held in escrow pending release in accordance with Section 3(a));
          (iii) A certificate signed by a duly authorized officer of the Borrower, dated the Incremental Revolver Date, stating that:
     (A) The representations and warranties contained in each of the Loan Documents and this Agreement are correct in all material respects on and as of the Incremental Revolver Date, before and after giving effect to the Facility, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the Incremental Revolver Date, in which case as of such specific date;
     (B) No Default exists both before and after giving effect to the Facility; and
     (C) As of the last day of the fiscal quarter of the Borrower immediately preceding the Incremental Revolver Date for which financial statements of the Borrower are required to have been delivered pursuant to the Credit Agreement, after giving pro forma effect to the Facility and other customary and appropriate pro forma adjustment events, including any acquisitions or dispositions or repayment of Debt after the beginning of such fiscal quarter but prior to or simultaneous with the effectiveness of the Facility, the Borrower is in pro forma compliance with all financial covenants set forth in Section 5.04 of the Credit Agreement;
          (iv) (A) Opinions of counsel for the Loan Parties reasonably satisfactory to the Administrative Agent, addressing among other things the due execution and delivery of this Agreement and the Notes (if any) delivered in connection herewith and the due authorization and enforceability of the Credit Agreement, the Notes (if any) delivered in connection herewith, the Security Agreement, the Intellectual Property Security Agreement and the Guaranty, each as theretofore supplemented or otherwise amended and after giving effect to this Agreement, the absence of any violation of any applicable law, constitutive document or material contract binding upon the Borrower, the continuing validity of the security interests in the Collateral created pursuant to the Security Agreement and the perfection of such security interests by the filing of financing statements under the Uniform Commercial Code or (in the case of stock certificates) by possession; (B) a certificate as to the good standing or status of each Loan Party as of a recent date, from each applicable Secretary of State or other Governmental Authority; (C) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Incremental Revolver Date and certifying (1) as to a true and correct copy of the certificate or articles of incorporation (or similar constitutive documents) of such Loan Party, the by-laws (or similar constitutive documents), and each amendment thereto, and that such documents so certified are in effect on the Incremental Revolver Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or the equivalent governing body) of such Loan Party authorizing the authorization, execution and delivery of this Agreement, the performance of the Loan Documents, after giving effect to this Agreement and, in the case of the Borrower, the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (3) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (D) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (C) above;
          (v) Evidence that on the Incremental Revolver Date, immediately prior to or concurrently with the effectiveness of this Agreement, the aggregate Revolving Credit Commitments in existence immediately prior to the effectiveness of this Agreement shall have been reduced to zero and all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances outstanding immediately prior to the effectiveness of this Agreement shall have been paid in full; and
          (vi) Evidence that the Borrower shall have paid all accrued fees of the Administrative Agent and the Increasing Lenders due and payable as shall have been mutually agreed and all accrued reasonable, out of pocket expenses of the Administrative Agent (including the accrued reasonable fees and expenses of Shearman & Sterling LLP) to the extent invoices shall have been presented to the Borrower two Business Days prior to the Incremental Revolver Date.
          (b) Section 3 of this Agreement shall become effective as of the date (the “Restatement Effective Date”) on which the Administrative Agent shall have received evidence that the “Effective Date” under and as defined in Exhibit A hereto shall occur on such date, which in any event shall be no later than January 31, 2010 (the “Restatement Termination Date”), and all conditions precedent set forth in Section 3.01 therein, including, without limitation, the prepayment in full of all of the Obligations (other than in respect of unasserted contingent claims for indemnity) in respect of the Term A Advances and Term B Advances, including all principal thereof and all interest thereon, shall have been satisfied.
          SECTION 5. Reference to and Effect on the Credit Agreement; Confirmation of Guarantors and Collateral Agent. (a) On and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.
          (b) Each Loan Document, after giving effect to this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Agreement.
          (c) Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan

Documents (including, without limitation, the grant of security made by such Loan Party pursuant to Section 1 of the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents, including, without limitation, all Obligations resulting from or incurred pursuant to the Facility and (iii) in the case of each Guarantor, ratifies and reaffirms its unconditional guaranty of the Obligations pursuant to Article VIII of the Credit Agreement.
          (d) The Collateral Agent hereby ratifies, approves and confirms that certain Amendment No. 1 to the Loan Documents dated as of March 31, 2006 and that certain Amendment and Waiver No. 2 to the Loan Documents dated as of December 11, 2006.
          (e) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.
          SECTION 6. Assuming Lenders.
          (a) Each Assuming Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon any Agent or any Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on its signature page hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.
          (b) On and after the Incremental Revolver Date, each Assuming Lender shall be a party to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender Party thereunder. All notices and other communications provided for hereunder or under the Loan Documents to each Assuming Lender shall be to its address as set forth in the administrative questionnaire it has furnished to the Administrative Agent.
          SECTION 7. Increasing Lenders. Each Increasing Lender agrees that until the earlier to occur of the Restatement Effective Date and the Restatement Termination Date, (a) it shall not assign to any Person any of its rights and obligations in respect of the Revolving Credit Facility unless such Person shall have consented in writing to this Agreement, including, without limitation, Section 3 and delivered an executed counterpart to the Amended and Restated Credit Agreement (such counterpart to be held in escrow pending release in accordance with Section 3(a)), and (b) notwithstanding anything to the contrary contained in any Loan Document, any assignment of any of its rights and obligations in respect of the Revolving Credit Facility without such written consent and executed counterpart shall be void ab initio.
          SECTION 8. Costs, Expenses. The Borrower agrees to pay on demand all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

          SECTION 9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TD AMERITRADE HOLDING CORPORATION

By: Name:	/s/ WILLIAM J. GERBER William J. Gerber
Title:	EVP and Chief Financial Officer

TD AMERITRADE ONLINE HOLDINGS CORP. (formerly Ameritrade Online Holdings Corp. and successor to Datek Online Holdings Corp. and TD Waterhouse Group, Inc.)

By	/s/ MICHAEL D. CHOCHON

Title:	Michael D. Chochon, Treasurer

TD AMERITRADE IP COMPANY, INC. (formerly Ameritrade IP Company, Inc.)

By	/s/ MICHAEL D. CHOCHON

Title:	Michael D. Chochon, CFO

TD AMERITRADE SERVICES COMPANY, INC. (formerly Ameritrade Services Company, Inc.)

By	/s/ WILLIAM J. GERBER

Title:	William J. Gerber, President

THINKTECH, INC.

By	/s/ MICHAEL D. CHOCHON

Title:	Michael D. Chochon, Treasurer

THINKORSWIM GROUP INC.

By	/s/ WILLIAM J. GERBER

Title:	William J. Gerber, Treasurer

THINKORSWIM HOLDINGS INC.

By	/s/ WILLIAM J. GERBER

Title:	William J. Gerber, CFO

THE BANK OF NEW YORK MELLON, as Administrative Agent, Swing Line Bank and Issuing Bank and as an Increasing Lender

By: Name:	/s/ ANDREW T. KARP Andrew T. Karp
Title:	Vice President

Revolving Credit Commitment: $20,000,000

CITICORP NORTH AMERICA, INC., as Collateral Agent

By: Name:	/s/ WILLIAM MANDARO William Mandaro
Title:	Director

Bank of America, N.A.

By	/s/ GARFIELD JOHNSON Title: Senior Vice President

Revolving Credit Commitment: $48,000,000

BARCLAYS BANK PLC

By	/s/ DAVID BARTON

Title: Director

Revolving Credit Commitment: $48,000,000

CITICORP NORTH AMERICA, INC.

By	/s/ WILLIAM MANDARO

Title: Director

Revolving Credit Commitment: $48,000,000

J.P. MORGAN CHASE BANK, N.A.

By	/s/ PIERS C. MURRAY

Title: Managing Director

Revolving Credit Commitment: $48,000,000

WELLS FARGO BANK, N.A.

By	/s/ RYAN K. JOHNSON

Title: Vice President

Revolving Credit Commitment: $48,000,000

First National Bank of Omaha

By	/s/ MARK BARATTA

Title: Vice President, Manager

Revolving Credit Commitment: $20,000,000

BANKERS TRUST COMPANY, N.A.

By	/s/ JOE M. DEJONG

Title: Vice President

Revolving Credit Commitment: $10,000,000

The Private Bank and Trust Company

By	/s/ KIM A. BUTLER Title: Managing Director

Revolving Credit Commitment: $10,000,000

EXHIBIT A
AMENDED AND RESTATED CREDIT AGREEMENT